                                                                                                                                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
of Weikang Bio-Technology Group Company, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement to be filed by Weikang Bio-Technology Group Company, Inc. (f/k/a Expedition Leasing, Inc. and hereinafter the “Company”) on Form S-8 of our report, dated March 31, 2008, on the consolidated balance sheets of Expedition Leasing, Inc., and Subsidiaries as of December 31, 2007  and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the period from August 31, 2007 (inception) to December 31, 2007, which report appears in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California

June 24, 2008